Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-10

Greenfire Resources Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Rights	(1)	Other	0	$0.00	$0.00	0.0001381	$0.00
Fees to be Paid	Equity	Subscription Receipts, issuable upon exercise of Rights	(2)	457(o)	0	0.00	407,946,080.17	0.0001381	56,337.35
Fees to be Paid	Equity	Common Shares, issuable upon conversion of Subscription Receipts	(3)	Other	0	$0.00	$0.00	0.0001381	$0.00

Total Offering Amounts:							$407,946,080.17		56,337.35
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$56,337.35

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Offering Note(s)

(1)	The securities registered hereunder include an indeterminate number of subscription receipts and the common shares issuable upon conversion thereof, which shall have an aggregate initial offering price not to exceed C$575,000,000. The U.S. dollar equivalent of the maximum aggregate offering price has been calculated using an exchange rate of US$1.00 = C$1.4095 which was the daily exchange rate as published by the Bank of Canada on July 21, 2026 (being a date within five business days prior to the filing of this Registration Statement). In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(o) under the Securities Act, the aggregate maximum offering price of all securities issued by the Registrant pursuant to this registration statement from the assumed exercise of all subscription rights and conversion of all subscription receipts will not exceed US$407,946,080.17. No separate registration fee is payable with respect to the rights. Pursuant to Rule 457(g) under the Securities Act, the registration fee for the rights is determined on the basis of the offering price of the securities issuable upon exercise thereof. Accordingly, the registration fee attributable to the rights is included in the fee calculated for the subscription receipts set forth in the table above.

This registration statement relates to the subscription receipts issuable upon the exercise of transferable subscription rights and the common shares issuable upon the conversion of the subscription receipts, in each case pursuant to the rights offering. In circumstances where the acquisition of Connacher Oil and Gas Limited has closed prior to the closing of the rights offering, exercising rights holders may receive common shares directly in lieu of subscription receipts.

(2)	The securities registered hereunder include an indeterminate number of subscription receipts and the common shares issuable upon conversion thereof, which shall have an aggregate initial offering price not to exceed C$575,000,000. The U.S. dollar equivalent of the maximum aggregate offering price has been calculated using an exchange rate of US$1.00 = C$1.4095 which was the daily exchange rate as published by the Bank of Canada on July 21, 2026 (being a date within five business days prior to the filing of this Registration Statement). In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(o) under the Securities Act, the aggregate maximum offering price of all securities issued by the Registrant pursuant to this registration statement from the assumed exercise of all subscription rights and conversion of all subscription receipts will not exceed US$407,946,080.17.

This registration statement relates to the subscription receipts issuable upon the exercise of transferable subscription rights and the common shares issuable upon the conversion of the subscription receipts, in each case pursuant to the rights offering. In circumstances where the acquisition of Connacher Oil and Gas Limited has closed prior to the closing of the rights offering, exercising rights holders may receive common shares directly in lieu of subscription receipts.

(3)	The securities registered hereunder include an indeterminate number of subscription receipts and the common shares issuable upon conversion thereof, which shall have an aggregate initial offering price not to exceed C$575,000,000. The U.S. dollar equivalent of the maximum aggregate offering price has been calculated using an exchange rate of US$1.00 = C$1.4095 which was the daily exchange rate as published by the Bank of Canada on July 21, 2026 (being a date within five business days prior to the filing of this Registration Statement). In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(o) under the Securities Act, the aggregate maximum offering price of all securities issued by the Registrant pursuant to this registration statement from the assumed exercise of all subscription rights and conversion of all subscription receipts will not exceed US$407,946,080.17. No separate registration fee is payable with respect to the common shares issuable upon conversion of the subscription receipts. Pursuant to Rule 457(i) under the Securities Act, no additional filing fee is required for securities to be issued upon conversion or exchange of other securities registered on this registration statement where no additional consideration is to be received in connection with such conversion or exchange. The registration fee for the common shares is therefore included in the fee calculated for the subscription receipts set forth in the table above.

This registration statement relates to the subscription receipts issuable upon the exercise of transferable subscription rights and the common shares issuable upon the conversion of the subscription receipts, in each case pursuant to the rights offering. In circumstances where the acquisition of Connacher Oil and Gas Limited has closed prior to the closing of the rights offering, exercising rights holders may receive common shares directly in lieu of subscription receipts.